UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 5.	Other Events and Regulation FD Disclosure.

On May 12, 2004, we issued a press release announcing we had entered into a definitive agreement to transfer the commercial membership of Cimarron Health Plan to Lovelace Sandia Health System. A copy of the press release is attached to this report.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release of Molina Healthcare, Inc. issued May 12, 2004 regarding the asset sale agreement with Lovelace Sandia.

99.2	Transcript of teleconference held May 12, 2004 to discuss first quarter earnings and the asset sale agreement with Lovelace Sandia.

Item 9.	Regulation FD Disclosure.

On May 12, 2004, we held a teleconference to discuss our financial results for the quarter ended March 31, 2004, and also to discuss the asset sale agreement with Lovelace Sandia. A transcript of the teleconference is attached hereto as Exhibit 99.2.

The information contained in this Item 9 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 9, including Exhibit 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 13, 2004	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary